Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the “Report”) of Plains Capital Corporation (the “Company”), the undersigned hereby certify in their capacities as Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: August 12, 2009	By:	/s/ Alan B. White
	Name:	Alan B. White
	Title:	President and Chief Executive Officer

Date: August 12, 2009	By:	/s/ Allen Custard
	Name:	Allen Custard
	Title:	Executive Vice President and Chief Financial Officer

The foregoing certification is furnished as an exhibit to the Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Ac of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.